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                                                                    Exhibit 23.2

                              Accountants' Consent

The Board of Directors
SPACEHAB, Incorporated and Subsidiaries:

We consent to the incorporation by reference in the registration statement (No. 333-43221) on Form S-3 and the registration statements (Nos. 333-3634, 333-3636, 333-3638, 333-36779, 333-43159, and 333-43181) on S-8 of Spacehab, Incorporated
of our report dated August 31, 2000, relating to the consolidated statements of operations, stockholders' equity, and cash flows of SPACEHAB, Incorporated and subsidiaries for the year ended June 30, 2000, which report appears in the June 30, 2002, annual report on Form 10-K of Spacehab, Incorporated.

/s/ KPMG LLP
McLean, Virginia
September 13, 2002